Exhibit 5.1

December 29, 2015

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Gentlemen:

We have acted as counsel to ClearSign Combustion Corporation, a Washington corporation (the “Company”), in connection with the proposed issuance and sale from time to time by the Company, of (i) shares of its common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of its preferred stock, $0.0001 par value (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Equity Warrants”), and units comprised of one or more of Common Stock, Preferred, Stock, and Equity Warrants in any combination (the “Units”) with an aggregate offering price of up to $30,000,000, (the Common Stock, Preferred Stock, the Equity Warrants and the Units are each referred to herein as a “Security,” and collectively as the “Securities”). The Securities may be issued and sold by the Company pursuant to a registration statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 29, 2015.

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement.

Each series of Preferred Stock is to be issued from time to time under the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), and one or more certificates of designation (each, a “Certificate of Designation”) to be approved by the Board of Directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Washington (the “Washington Secretary of State”) in accordance with applicable law. The Common Stock is to be issued under the Articles of Incorporation. The Warrants are to be issued under a warrant agreement in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”). The Units may be issued under one or more related unit agreements (each, a “Unit Agreement”), in each case by and between the Company and any agent named therein.

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

11377 West Olympic Boulevard, Los Angeles, California 90064-1683
Phone: (310) 312-2000 Fax: (310) 312-3100 Website: www.msk.com

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933 (the “Act”) and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

a. With respect to any Preferred Stock, upon (i) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (ii) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Washington Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (iii) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, as applicable, and (iv) in the case of Preferred Stock issuable in exchange for or upon conversion of other Preferred Stock or upon the exercise of Warrants, or Units, completion of the actions in respect of such other Preferred Stock, Warrants, and Units referred to in subparagraphs c or d hereof, or in this subparagraph a (as the case may be), such Preferred Stock will be duly and validly issued, fully paid and nonassessable.

b. With respect to any Common Stock, upon (i) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (ii) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (iii) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or upon the exercise of Warrants or Units completion of the actions in respect of such Preferred Stock, Warrants, and Units referred to in subparagraphs a, c, or d hereof (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable.

c. With respect to any Warrants, upon (i) the due authorization, execution and delivery of the Warrant Agreements pursuant to which such Warrants are to be issued, (ii) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Warrants, (iii) the due authorization, execution and delivery of such Warrants against payment therefor in accordance with the terms of such Warrants, and (iv) the due authentication of such Warrants pursuant to such Warrant Agreements, such Warrants will be legally issued, valid and binding obligations of the Company.

d. With respect to any Units, upon (i) the due authorization, execution and delivery of the Unit Agreements pursuant to which such Units are to be issued, (ii) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Units, (iii) the due authorization, execution and delivery of such Unit Agreement against payment therefor in accordance with the terms of such Units, and (iv) the Securities underlying such Units have been deposited with the applicable units agent, such Units will be legally issued, valid and binding obligations of the Company.

This opinion is opining upon and is limited to the current federal laws of the United States and the Washington Business Corporation Act as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP
MITCHELL SILBERBERG & KNUPP LLP